Exhibit 1.1

EXECUTION COPY

MBIA INC.

82,304,527 Shares of Common Stock

Underwriting Agreement

February 7, 2008

J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

MBIA Inc., a Connecticut corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), an aggregate of 82,304,527 shares of Common Stock, par value $1.00 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 12,345,679 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement (File No. 333-144194) as defined in Rule 405 under the Securities Act, including a prospectus, relating to the Company’s Common Stock and other securities; the registration statement has become effective pursuant to the Securities Act and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The term “Registration Statement” means such registration statement referenced above, as amended at the time it becomes effective for purposes of Section 11 of the Securities Act as such section applies to the Company and the Underwriters for the Shares pursuant to Rule 430B(f)(2) under the Securities Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the Securities Act, to be part of the Registration Statement at the Effective Time. The Company proposes to file pursuant to Rule 424(b) under the Securities Act a prospectus supplement specifically relating to the Shares and reflecting the terms of the Shares and plan of distribution arising from this Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of the Pricing Supplement. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Shares. The term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering of the Shares together with the Basic Prospectus.

Any reference in this Agreement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

The Preliminary Prospectus dated February 6, 2008, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto and any electronic roadshow used by the Company in marketing the Shares are hereinafter collectively referred to as the “Time of Sale Information”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Sale and Delivery of the Shares. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $11.694.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriters in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriters to the Company. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein. The term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made to the Company by wire transfer in immediately available funds to the bank account designated by the Company at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 A.M. New York City time on February 13, 2008, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Underwriters at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Underwriters nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting, rating agency or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. For purposes of this Agreement, the Time of Sale is 5:30 p.m. on the date of this Agreement. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto and as of the Closing Date, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference or deemed to be incorporated by reference in the Prospectus or the Time of Sale Information, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission hereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and except as otherwise described in the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date as of which information is given in or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein (including in information incorporated by reference therein), (i) there has been no event or occurrence that would, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its significant subsidiaries as defined in Rule 1-02 of Regulation S-X under the Exchange Act and listed in Schedule 2 hereto (“Subsidiaries”) taken as a whole; (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole.

(h) Organization and Good Standing. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation with the corporate power and authority to own, lease and operate its properties and to conduct its business as described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement, and consummate the transactions as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Company and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Capitalization. The Company has authorized common stock and preferred stock as set forth in the Time of Sale Information and the Prospectus under the heading “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to resolutions, agreements, convertible securities, options or employee benefit plans referred to therein); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Authorization of the Shares. The Shares to be issued and sold by the Company hereunder and the Company’s preferred stock to be issued pursuant to the Investment Agreement dated as of December 10, 2007 between the Company and Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), as amended by the first amendment thereto dated February 6, 2008, (the “Investment Agreement”) have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(l) Authorization of Investment Agreement. The Investment Agreement, as amended, has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. The Company has no reason to believe that it will not be able to exercise its election to sell its preference shares to Warburg Pincus pursuant to the Investment Agreement, as amended, up to the Backstop Shortfall Amount (as defined in the Time of Sale Information and Prospectus).

(m) Descriptions of Agreement. The Investment Agreement and the first amendment thereto conform in all respects which are material in the context of the offering of the Shares to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (a) in violation of the provisions of its amended and restated certificate of incorporation or by-laws (or similar organizational documents), (b) in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or (c) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole. None of (w) the execution, delivery and performance of this Agreement and the Investment Agreement, (x) the consummation of the transactions contemplated hereby, thereby or as described in the Registration Statement, the Time of Sale Information or the Prospectus, (y) the issuance, sale and delivery of the Shares or (z) the compliance by the Company with all of the provisions of this Agreement and the Investment Agreement and the consummation of the transactions herein and therein contemplated and as described in the Registration Statement, the Time of Sale Information or the Prospectus will result in a breach or violation of, or constitute a default under, the amended and restated certificate of incorporation or by-laws or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their respective properties is subject, and assuming each Underwriter and each of its affiliates has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Shares, nor will any such action or the performance by the Company of its obligations hereunder, thereunder or as described in the Registration Statement, the Time of Sale Information or the Prospectus violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.

(o) Absence of Proceedings. There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

(p) Possession of Licenses and Permits. Each of the Company and its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “MBIA Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by it, except where the failure to possess such permits, licenses, approvals, consents and other authorizations would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such MBIA Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; all of the MBIA Governmental Licenses are valid and in full force and effect, except where the invalidity of such MBIA Governmental Licenses or the failure of such MBIA Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such MBIA Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

(q) No Filings, Regulatory Approvals, Etc. No filing with, or approval, authorization, permit, consent, license, registration, qualification, order or decree of any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or the Investment Agreement as amended, for the due authorization and issuance the Shares or for the performance by the Company of the transactions contemplated herein, therein or as described in the Registration Statement, the Time of Sale Information and the Prospectus, as applicable, except (A) such as have been previously made, obtained or rendered, (B) such as may be required under state or foreign securities or “Blue Sky” laws of certain jurisdictions (including insurance securities laws) in connection with the offering, issuance and sale of the Securities or (C) such filings, approvals, authorizations, permits, consents, licenses, registrations, qualifications, orders or decrees which the failure to make, obtain or comply with would not have an adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, provided that the Company makes no representation as to any such filing, approval, authorization, consent, license, registration, qualification, order or decree required to be made or obtained by the Underwriters.

(r) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(s) Reinsurance Treaties and Arrangements. All reinsurance treaties and arrangements to which MBIA Insurance Corporation (“MBIA Insurance”) is a party are in full force and effect, and MBIA Insurance is not in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default would not, singly or in the aggregate with all such other violations or defaults, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of MBIA Insurance; MBIA Insurance has not received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform in any material respect such treaty, contract or agreement, and, to the best of its knowledge, MBIA Insurance has no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement.

(t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its Subsidiaries is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Taxes. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for such taxes and filings which the failure to pay or file would not have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets which deficiency would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

(v) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) except in each case as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(w) Disclosure Controls. The Company, on its behalf and on behalf of its Subsidiaries, maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company, including with respect to its Subsidiaries, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x) Accounting Controls. The Company, on its behalf and on behalf of its Subsidiaries, maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z) No Restrictions on Subsidiaries. Except as disclosed in the Time of Sale Information and Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(aa) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(bb) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date or the Additional Closing Date, as the case may be.

3. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 12:00 P.M., New York City time, or such reasonable time thereafter on the second business day succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act.

(b) Delivery of Copies. The Company will deliver, if requested, without charge, (i) to the Underwriters, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time prior to the expiration of nine months after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus the Company will furnish to the Underwriters and counsel for the

Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object. Until the Closing Date, the Company will deliver to the Underwriters a copy of any report and provide reasonable time under the circumstances for prior review and consultation before filing any such report.

(d) Notice to the Underwriters. During the Prospectus Delivery Period, the Company will advise the Underwriters promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating thereto or to any document incorporated by reference herein; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, such amendments or supplements to the

Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriters (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System, “EDGAR”) as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than the Shares to be sold hereunder and any shares of Stock of the Company issued (A) upon the exercise of options granted under existing employee stock option plans (B) upon conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof, (C) to employees under the

Company’s employee stock purchase plan or (D) pursuant to the Investment Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will obtain an undertaking in substantially the form of Exhibit A attached hereto of each of its officers and directors listed in Schedule 3 attached hereto.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares and the preferred shares sold to Warburg Pincus as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) Exchange Listing. The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(l) Exercise of Backstop Election. The Company will exercise its election to sell its preferred shares to Warburg Pincus pursuant to the Investment Agreement, as amended, and will use its commercially reasonable efforts to close such sale as soon as reasonably practicable.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:

(a) It has not and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act other than (i) any written communication prepared by an Underwriter and approved by the Company in advance in writing or (ii) any written communication relating to or that contains the terms of the Shares and/or other information that was included (including through incorporation by reference) in the Preliminary Prospectus.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the

Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

5. Payment of Expenses. (a) The Company shall pay or cause to be paid (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any transfer taxes, any stamp or other duties payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) all fees and expenses including, without limitation, all expenses of the Company’s independent accountants and all fees and disbursements of counsel for the Company but excluding fees and expenses of counsel for the Underwriters incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto), the Transaction Documents and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement, (iv) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Shares (including the cost of printing the Shares), (v) fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws (including insurance securities laws) of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter), subject to a maximum of $25,000; (vi) all expenses and application fees incurred in connection with the approval of the Shares for book-entry transfer by DTC; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 8 hereof, each Underwriter shall pay all of its own costs and expenses, including the fees of its counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9 and if such suspension of trading is not generally applicable to the New York Stock Exchange or the over-the-counter market, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) Opinion of Special Counsel for the Company. Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in substantially the form attached hereto as Annex A-1.

(d) Opinion of Connecticut Counsel for the Company. Day Pitney LLP, Connecticut counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form attached hereto as Annex A-2.

(e) Opinion of General Counsel for the Company. The General Counsel of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance substantially to the effect set forth in Annex A-3 hereto.

(f) Opinion of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Clifford Chance US LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) Officer’s Certificate. At the Closing Date or the Additional Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any event or occurrence that would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole whether or not arising in the ordinary course of business, and there shall have been no transactions entered into by the Company and its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole; and the Underwriters shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date or the Additional Closing Date, as the case may be, to the effect that (i) there has been no such material adverse effect, and with respect to the Company and its Subsidiaries, no transaction out of the ordinary course of business, (ii) the representations and warranties of the Company in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date or the Additional Closing Date, as the case may be, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(h) Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(i) Chief Financial Officer Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters relating to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters such documents and opinions as the Underwriters or their counsel may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

(k) Good Standing. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(m) Lock-up Agreements. The “lock-up” agreements, (i) each substantially in the form of Exhibit A hereto between the Underwriters and certain officers and directors of the Company and delivered to the Underwriters on or before the date hereof and (ii) between the Company and Warburg Pincus pursuant to the Investment Agreement as amended and disclosed to the Underwriters on or before the date hereof, relating to sales and certain other dispositions of shares of Stock or certain other securities shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n) Investment Agreement. The Investment Agreement, as amended, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) DTC. The Shares shall be eligible for clearance and settlement through DTC.

(p) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date or Additional Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Section 7 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its officers and directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any loss, claim, damage or liability (or any action in respect thereof) (including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), to which such indemnified party may become subject, under the Securities Act or otherwise insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon, (i) any untrue statement or alleged untrue statement by the Company in Section 2 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information (taken as a whole), any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act (“Issuer Written Communication”) (taken together with the Time of Sale Information) or the Prospectus as amended or supplemented, or (iii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information (taken as a whole), any Issuer Written Communication (taken together with the Time of Sale Information) or the Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each indemnified party promptly after receipt of invoices from such indemnified party for any legal or other expenses as reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided that the Company shall not be liable under this paragraph 7(a) in any such case to the extent, but only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by an Underwriter expressly for use in the preparation of the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Written Communication or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter shall indemnify and hold harmless the Company, its directors or trustees, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage or liability (or any action in respect thereof) to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the other Time of Sale

Information (taken as a whole), any Issuer Written Communication (taken together with the Time of Sale Information) or the Prospectus as amended or supplemented, (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information (taken as a whole), any Issuer Written Communication (taken together with the Time of Sale Information) or the Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse such indemnified party promptly after receipt of invoices from such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by an Underwriter expressly for use therein. For purposes of Sections 2(a), 2(b), 2(c), 2(d), 7(a) and 7(b) hereof, the statements set forth in the last sentence on the cover of the Preliminary Prospectus and the Prospectus and in the second to last paragraph on page S-42, in the second sentence of the fourth paragraph on page S-43 and in the first paragraph on page S-44 under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by the Underwriters to the Company.

(c) Notice and Procedures. Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection (a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that each Underwriter shall have the right to employ counsel to represent such Underwriter who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Underwriter against the Company under subsection (a) if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the applicable Underwriter shall have been advised by counsel that there may be one or more legal defenses available to such Underwriter which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for such Underwriter to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the applicable Underwriter, in which event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

(e) Limitation on Liability. The Company and each Underwriter agree that it would not be just and equitable if contributions pursuant to subsection 7(d) above were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of subsection 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of subsection 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of subsection 7(d). Notwithstanding the provisions of subsection 7(d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection 7(c) above).

8. Survival of Certain Provisions. The agreements contained in Section 7 hereof and the representations, warranties and agreements of the Company contained in this Agreement shall survive the delivery of the Shares to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

9. Termination. Until the Closing Date or the Additional Closing Date, as the case may be, this Agreement may be terminated by the Underwriters, by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date or the Additional Closing Date, as the case may be, to perform any agreement on its part to be performed hereunder, (ii) any other condition to the Underwriters’ obligation hereunder is not fulfilled, (iii) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Time of Sale Information or the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (iv) trading in any securities of MBIA Inc. of its Subsidiaries shall have been suspended by the Commission or the New York Stock Exchange, (v) trading in securities generally on the New York Stock Exchange, The NASDAQ Stock Market, Inc. or American Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction or there shall have been a material disruption in the settlement of Shares which, in the judgment of the Underwriters, make it inadvisable or impractical to proceed with the sale or delivery of the Shares, or a banking moratorium is declared by either federal or New York state authorities, (vi) on or after the date hereof, the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or an act of terrorism which, in the judgment of the Underwriters, make it inadvisable or impracticable to proceed with the sale or delivery of the Shares or (vii) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Underwriters, make it inadvisable or impracticable to proceed with the offering or delivery of the Shares. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5 and 7 hereof.

10. Defaulting Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company ) and such portion does not exceed 10% of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, each other Underwriter, shall purchase or cause to be purchased from the Company its pro rata share of the Shares (based on the amount of Shares it originally agreed to purchase) or such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If the aggregate amount of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, the Company or the non-defaulting Underwriter(s) will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter(s) or of the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the Closing Date or the Additional Closing Date, as the case may be, may be postponed for such period, not exceeding five business days, as the non-defaulting Underwriter(s) may determine in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Time of Sale Information, the Prospectus or in any other documents or arrangements, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Prospectus that effects any such changes. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Authority of the Underwriters. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. or Lehman Brothers Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. or Lehman Brothers Inc. shall be binding upon the Underwriters.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc., 277 Park Avenue, 9th floor, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; Attention: Syndicate Registration (fax: (212) 526-0943) with a copy to Director of

Litigation, Office of General Counsel, 399 Park Avenue, New York, New York 10022 (fax:(212) 520-0421). Notices to the Company shall be given to it at 113 King Street, Armonk, NY 10504, Attention: Ram Wertheim.

13. Parties. This Agreement shall each inure to the benefit of and be binding upon each Underwriter and the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8 hereof shall also be deemed to be for the benefit of the person or persons, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Tax Confidentiality Waiver. Notwithstanding anything to the contrary contained herein, all persons may disclose to any and all persons, without limitation of any kind, the federal income tax treatment of the Shares, any fact relevant to understanding the federal tax treatment of the Shares, and all materials of any kind (including opinions or other tax analyses) relating to such federal tax treatment other than the name of any of the parties referenced herein or information that would permit identification of any of the parties referenced herein.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MBIA Inc.

By:	/s/ C. Edward Chaplin
Title:	Chief Financial Officer

J.P. MORGAN SECURITIES INC.

By:	/s/ Elizabeth Myers
Authorized Signatory

LEHMAN BROTHERS INC.

By:	/s/ Michael Hrynuik
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities Inc.	45,267,490
Lehman Brothers Inc.	37,037,037

Total	82,304,527

Schedule 2

As used in the Underwriting Agreement, the “Subsidiaries” of MBIA Inc. are as follows:

MBIA Insurance Corporation	New York
MBIA Global Funding, LLC	Delaware
MBIA Asset Management, LLC	Delaware

Schedule 3

The Company’s officers and directors who will execute an undertaking in substantially the form of Exhibit A attached hereto are as follows:

Gary C. Dunton, Chairman, President and Chief Executive Officer

C. Edward Chaplin, Vice President and Chief Financial Officer

Douglas C. Hamilton, Assistant Vice President and Controller (Chief Accounting Officer)

David C. Clapp, Director

Claire L. Gaudiani, Director

Daniel P. Kearney, Director

Laurence H. Meyer, Director

Debra J. Perry, Director

John A. Rolls, Director

Jeffrey W. Yabuki, Director

Richard C. Vaughan, Director

David Moffet, Director

David A. Coulter, Director

Kewsong Lee, Director

Clifford D. Corso, Chief Investment Officer

William C. Fallon, Head of Global Structured Finance

Tom McLoughlin, Head of Global Public Finance

Kevin D. Silva, Chief Administrative Officer

Mitchell I. Sonkin, Head of Insured Portfolio Management

Christopher E. Weeks, Head of International

Ram D. Wertheim, General Counsel

Ruth M. Whaley, Chief Risk Officer

Richard R. Thevenet, Treasurer